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Exhibit 99B - Form of Proxy Card for Special Meeting of Wayne Bancorp, Inc.




               PROXY FOR SPECIAL MEETING OF WAYNE BANCORP,INC.
                                WOOSTER, OHIO

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Wayne Bancorp, Inc. ("Wayne"), do hereby nominate, constitute, and appoint ____________, ____________ and ____________, or any one of them, (with full power of substitution for me and in my name, place and stead), to vote all the common stock of said Corporation, standing in my name on its books on _______, 199__, at the Special Meeting of its shareholders to be held at Wayne County National Bank Loan Department, 2nd Floor, 140 W. Liberty Street, Wooster, Ohio 44691, on ________, 1998, at _____ __.M. local time, or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

     1. To ratify, confirm, approve and adopt, pursuant to Ohio Revised Code Sections 1701.78, a Merger Agreement dated as of October 13, 1997, (the "Agreement") by and between Wayne and Chippewa Valley Bancshares, Inc., an Ohio corporation and bank holding company ("Chippewa"), with such Agreement providing for, among other things, the merger of Chippewa with and into Wayne. Each outstanding share of Chippewa Common Stock will be converted into Wayne Common Stock in accordance with the terms of the Agreement and all outstanding shares of Wayne Common Stock shall remain outstanding.


         For      |_|               Against |_|      Abstain            |_|

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSITION.

     2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     This proxy confers authority to vote "FOR" the propositions listed above unless "AGAINST" or "ABSTAIN" is indicated. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY EITHER WRITTEN NOTICE OR PERSONALLY AT THE MEETING OR BY A SUBSEQUENTLY DATED PROXY.






     Date:_______________________, 1998   ______________________________________

                                          _______________________________ (L.S.)
                                                (Signature(s) of Shareholder(s))

     (When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign.)